As filed with the Securities and Exchange Commission on January 29, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMERCIAL METALS COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-0725338 (I.R.S. Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

Commercial Metals Company 2006 Long-Term Equity Incentive Plan
(Full title of the plan)

Ann J. Bruder, Esq.
Vice President, General Counsel and Corporate Secretary
6565 N. MacArthur Blvd.
Irving, Texas 75039
(Name and address of agent for service)
(214) 689-4300
(Telephone number, including area code, of agent for service)
with copies of communications to:
William R. Hays, III, Esq.
Haynes and Boone, LLP
2323 Victory Avenue
Dallas, Texas 75219
(214) 651-5561
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration fee
to be registered	registered (1)	per share (2)	price (2)	(2)
Common Stock, par value $0.01 per share	5,000,000	$14.075	$70,375,000	$5,017.74

(1)	Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended, and are based upon the average of the high price and low prices of the Common Stock reported on the New York Stock Exchange on January 27, 2010.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES
     Commercial Metals Company (the “Company”) is filing this Registration Statement on Form S-8 pursuant to General Instruction E of Form S-8 to register an additional 5,000,000 shares of its common stock, par value $0.01 per share, pursuant to the Commercial Metals Company 2006 Long-Term Equity Incentive Plan (the “Plan”). Except as set forth below, this Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-8 (Reg. No. 333-141663), and all the exhibits thereto, relating to the Plan, which was previously filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2007.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Company hereby incorporates by reference the following documents filed with the Commission:
(a)	The Company’s Annual Report on Form 10-K for the year ended August 31, 2009, filed on October 30, 2009;

(b)	The Company’s Current Report on Form 8-K, filed on November 6, 2009;

(c)	The Company’s Current Report on Form 8-K, filed on November 10, 2009;

(d)	The Company’s Current Report on Form 8-K, filed on December 1, 2009;

(e)	The Company’s Current Report on Form 8-K, filed on January 28, 2010;

(f)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2009, filed on January 8, 2010;

(g)	The description of the Company’s common stock, which is contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on June 18, 1982, as updated or amended in any amendment or report filed for such purpose; and
     All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 5. Interests of Named Experts and Counsel.
     The validity of the shares of Common Stock being sold in this offering will be passed upon for the Company by Ann J. Bruder, Vice President, General Counsel and Corporate Secretary of the Company. Ms. Bruder is eligible to participate in the Plan.
Item 8. Exhibits
4.1	Restated Certificate of Incorporation (filed as Exhibit 3(i) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.2	Amended and Restated Bylaws (filed as Exhibit 3(ii) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.3	Indenture between Commercial Metals Company and Chase Manhattan Bank dated as of July 31, 1995 (filed as Exhibit 4.1 to the Company’s Registration Statement No. 33-60809 on July 18, 1995 and incorporated herein by reference).

4.4	Form of Note for Commercial Metals Company’s 5.625% Senior Notes due 2013 (filed as Exhibit 4(i)(j) to the Company’s Registration Statement No. 33-112243 on January 27, 2004 and incorporated herein by reference).

4.5	Form of Note for Commercial Metals Company’s 6.50% Senior Notes due 2017 (filed as Exhibit 4(i)e to the Company’s Form 10-K for the fiscal year ended August 31, 2007 and incorporated herein by reference).

4.6	Form of Note for Commercial Metals Company’s 7.35% Senior Notes due 2018 (filed as Exhibit 4(i)(g) to the Company’s Form 10-K for the fiscal year ended August 31, 2008 and incorporated herein by reference).

4.7	Supplemental Indenture, dated as of November 12, 2003, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and JPMorgan Chase Bank (filed as Exhibit 4(i)(e) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.8	Supplemental Indenture, dated as of July 17, 2007, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Trust Mellon Company, N. A. (filed as Exhibit 4.1 to the Company’s Form 8-K filed July 17, 2007 and incorporated herein by reference).

4.9	Supplemental Indenture, dated as of August 4, 2008, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Mellon Trust Company, N. A. (filed as Exhibit 4.1 to the Company’s Form 8-K filed August 5, 2008 and incorporated herein by reference).

4.10	Commercial Metals Company 2006 Long-Term Equity Incentive Plan (filed as Exhibit 10(iii)(b) to the Company’s Form 10-Q for the quarter ending February 28, 2007 and incorporated herein by reference).

4.11	Amendment Number One to Commercial Metals Company 2006 Long-Term Equity Incentive Plan (filed as Exhibit 10.2 to the Company’s Form 8-K filed on January 28, 2010 and incorporated herein by reference).

*5.1	Opinion of Ann J. Bruder with respect to validity of issuance of securities.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Ann J. Bruder (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	Each document marked with an asterisk is filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, the State of Texas, on January 29, 2010.

COMMERCIAL METALS COMPANY
/s/ Murray R. McClean
By: Murray R. McClean
President, Chief Executive Officer and Chairman of the Board of Directors

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Murray R. McClean and Ann J. Bruder, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Murray R. McClean	/s/ Robert D. Neary

Murray R. McClean, January 29, 2010 President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	Robert D. Neary, January 29, 2010 Director

/s/ Harold L. Adams	/s/ Dorothy G. Owen

Harold L. Adams, January 29, 2010 Director	Dorothy G. Owen, January 29, 2010 Director

/s/ Rhys J. Best	/s/ J. David Smith

Rhys J. Best, January 29, 2010 Director	J. David Smith, January 29, 2010 Director

/s/ Robert L. Guido	/s/ Robert R. Womack

Robert L. Guido, January 29, 2010 Director	Robert R. Womack, January 29, 2010 Director

/s/ Richard B. Kelson	/s/ William B. Larson

Richard B. Kelson, January 29, 2010 Director	William B. Larson, January 29, 2010 Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Anthony A. Massaro	/s/ Leon K. Rusch

Anthony A. Massaro, January 29, 2010 Director	Leon K. Rusch, January 29, 2010 Controller (Principal Accounting Officer)

EXHIBIT INDEX
4.1	Restated Certificate of Incorporation (filed as Exhibit 3(i) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).
4.2	Amended and Restated Bylaws (filed as Exhibit 3(ii) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).
4.3	Indenture between Commercial Metals Company and Chase Manhattan Bank dated as of July 31, 1995 (filed as Exhibit 4.1 to the Company’s Registration Statement No. 33-60809 on July 18, 1995 and incorporated herein by reference).
4.4	Form of Note for Commercial Metals Company’s 5.625% Senior Notes due 2013 (filed as Exhibit 4(i)(j) to the Company’s Registration Statement No. 33-112243 on January 27, 2004 and incorporated herein by reference).
4.5	Form of Note for Commercial Metals Company’s 6.50% Senior Notes due 2017 (filed as Exhibit 4(i)e to the Company’s Form 10-K for the fiscal year ended August 31, 2007 and incorporated herein by reference).
4.6	Form of Note for Commercial Metals Company’s 7.35% Senior Notes due 2018 (filed as Exhibit 4(i)(g) to the Company’s Form 10-K for the fiscal year ended August 31, 2008 and incorporated herein by reference).
4.7	Supplemental Indenture, dated as of November 12, 2003, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and JPMorgan Chase Bank (filed as Exhibit 4(i)(e) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).
4.8	Supplemental Indenture, dated as of July 17, 2007, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Trust Mellon Company, N. A. (filed as Exhibit 4.1 to the Company’s Form 8-K filed July 17, 2007 and incorporated herein by reference).
4.9	Supplemental Indenture, dated as of August 4, 2008, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Mellon Trust Company, N. A. (filed as Exhibit 4.1 to the Company’s Form 8-K filed August 5, 2008 and incorporated herein by reference).
4.10	Commercial Metals Company 2006 Long-Term Equity Incentive Plan (filed as Exhibit 10(iii)(b) to the Company’s Form 10-Q for the quarter ending February 28, 2007 and incorporated herein by reference).
4.11	Amendment Number One to Commercial Metals Company 2006 Long-Term Equity Incentive Plan (filed as Exhibit 10.2 to the Company’s Form 8-K filed on January 28, 2010 and incorporated herein by reference).
*5.1	Opinion of Ann J. Bruder with respect to validity of issuance of securities.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Ann J. Bruder (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	Each document marked with an asterisk is filed herewith.